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                                                                EXHIBIT 10.38

Bank of America [LOGO]                                GENERAL SERVICES AGREEMENT

Agreement Number:

Effective Date:             September 1, 1999

Expiration Date:            September 1, 2002

Supplier Name:              RoweCom, Inc.

Supplier Address:           725 Concord Avenue
                            Cambridge, Massachusetts 02138

Supplier Telephone:         617/497-5800

This GENERAL SERVICES AGREEMENT ("Agreement") is entered into as of the Effective Date by and between Bank of America Technology and Operations, Inc. ("BATO"), a Delaware corporation and the above-named Supplier, a Delaware corporation, and consists of this signature page and, the attached Terms and Conditions, Schedules and all other documents attached hereto, which are incorporated in full by this reference.

Supplier expressly acknowledges and agrees that the rights of BATO set forth in this Agreement shall inure to all its Affiliates.

RoweCom, Inc.                    Bank of America Technology
("Supplier")                     and Operations, Inc.
                                 ("BATO")

By: /s/ Judith Schott            By: /s/ Laurie A. Venzer
   ---------------------------       ---------------------------

Name: JUDITH SCHOTT              Name: Laurie A. Venzer
     -------------------------        --------------------------

Title: VP SALES                  Title: Senior Vice President
      ------------------------         -------------------------

Date: 9/14/99                    Date: 10/7/99
     -------------------------        --------------------------

                                 Negotiator: Angela Chism

                                 -------------------------------
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Address for Notices:             Address for Notices:

RoweCom, Inc.                    Bank of America Technology and Operations, Inc.
Attn: Nancy Barrett              Corporate Services and Procurement
725 Concord Avenue               Attn: Angela Chism
Cambridge, Massachusetts 02138   TX2-501-11-03
Telephone: 617/497-5800          400 S. Zang Blvd.
Facsimile: 617/497-6825          Dallas, Texas 75218-6601
                                 Telephone:  214/948-2616
                                 Facsimile:  214/948-2699

                                 With a copy to:
                                 Bank of America Technology and Operations, Inc. Corporate Services and Procurement
                                 Attn: Susan Hamrick
                                 NC1-023-09-01
                                 525 North Tryon Street, 9th Floor
                                 Charlotte, North Carolina 28255
                                 Telephone: 704/388-5537
                                 Facsimile: 704/386-8213


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                                TABLE OF CONTENTS

SECTION NO.      SECTION HEADING
-----------      ---------------

1.0              Definitions
2.0              Term of Agreement
3.0              Termination
4.0              Scope of Agreement
5.0              Customer Service
8.0              Pricing/Fees
7.0              Invoices/Taxes/Payments
8.0              Mutual Representations and Warranties
9.0              Representations and Warranties of Supplier
10.0             Year 2100
11.0             Financial Responsibility
12.0             Force Majeure
13.0             Relationship of the Parties
14.0             Supplier Representatives
15.0.            Insurance
16.0             Confidentiality
17.0             Indemnity
18.0             Limitation of Liability
19.0             Minority Business Development Initiative
20.0             Environmental Initiative
21.0             Retention of Records/Audit
22.0             Non-Assignment
23.0             Arbitration
24.0             Non-Exclusive Nature of Agreement
25.0             Miscellaneous
26.0             Entire Agreement

SCHEDULE A       SERVICE SPECIFICATIONS
SCHEDULE B       SERVICE FEES
SCHEDULE C       PERFORMANCE MEASUREMENTS


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1.0   DEFINITIONS: All defined terms in this Agreement not otherwise defined in this Section 1.0 shall have the meanings assigned in the part of this Agreement in which they are defined.

1.1 Affiliate -- a business entity now or hereafter controlled by, controlling or under common control with a Party. Control exists when an entity owns or controls more than 50% of the outstanding shares or securities representing the right to vote for the election of directors or other managing authority of another entity.

1.2   Bank of America -- BATO and its Affiliates.

1.3 Business Day -- Monday through Friday, excluding days on which Bank of America is not open for business in the United States of America.

1.4 Order -- purchase order, work order or other written instrument executed, or if agreed to by the Parties, electronic transmissions, originated by an authorized officer of Bank of America directing Supplier in the provision of Services.

1.4   Party -- BATO or Supplier.

1.5   Representative -- an employee, officer, director, or agent of a Party.

1.6 Services -- the Services this Agreement calls for Supplier to provide or Supplier provides, including without limitation all professional, management, labor and general services, together with any materials, supplies, tangible items or other goods Supplier furnishes in connection with the Services.

1.7 Subcontractor -- a third party to whom Supplier has delegated or subcontracted any portion of its obligations set forth herein.

1.8   Term -- the initial term of the Agreement or any renewal or extension.

1.9 Transaction -- the flat fee incurred for subscription orders by an associate.

2.0   TERM OF AGREEMENT:
2.1 This Agreement shall be in effect from the Effective Date through the Expiration Date indicated on the signature page ("Initial Term") unless terminated earlier or extended under the terms of this Agreement. BATO shall have the right to extend this Agreement for an additional one (1) year ("Renewal Term") by giving Supplier written notice of its intent at least 30 calendar days prior to the end of the Initial Term or any Renewal Term. If BATO does not notify Supplier of its intent to renew or terminate this Agreement, it shall continue in effect on a month-to-month basis, at the prices last offered for Services under the initial or Renewal Term just expired, until terminated by either Party upon at least 30 calendar days prior written notice to the other.

3.0   TERMINATION:
3.1 BATO may terminate this Agreement for its convenience, with or without cause, at any time without further charge or expense upon at least 45 calendar days prior written notice to Supplier.


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3.2   In addition to any other remedies available to either Party, upon the occurrence of a Termination Event (as defined below) with respect to either Party, the other Party may immediately terminate this Agreement by providing written notice of termination. A Termination Event shall have occurred if: (a) a Party materially breaches its obligations under this Agreement, and the breach is not cured within 30 calendar days after written notice of the breach and intent to terminate is provided by the other Party; (b) a Party becomes insolvent (generally unable to pay its debts as they become due) or the subject of a bankruptcy, conservatorship, receivership or similar proceeding, or makes a general assignment for the benefit of its creditors; (c) Supplier either (i) merges with another entity, (ii) suffers a transfer involving fifty percent (50%) or more of any class of its voting securities or (iii) transfers all, or substantially all, of its assets.

3.3 Upon termination, Supplier agrees that upon the request of BATO, Supplier will, at no additional cost to BATO, continue uninterrupted operations and cooperate with BATO in the transition of the business to another supplier of BATO's choice or to concluding the business in an orderly fashion. In no event shall said transition be more than ninety (90) calendar days from the date of termination. Reimbursement of all extraordinary costs and expenses incurred outside of the Agreement terms and conditions will be agreed upon by Supplier and BATO prior to the transition.

3.4 The rights and obligations of the Parties which by their nature must survive termination or expiration of this Agreement in order to achieve its fundamental purposes including, without limitation, the provisions of the Sections captioned ARBITRATION, CONFIDENTIAL INFORMATION, INDEMNITY, LIMITATION OF LIABILITY, MISCELLANEOUS, RETENTION OF RECORDS and YEAR 2100 shall survive any termination of this Agreement.

4.0   SCOPE OF THE AGREEMENT:
4.1 Supplier shall perform the Services in accordance with this Agreement and the specifications and timeframes set forth in SCHEDULE A, Service Specifications, and in accordance with performance measurements in SCHEDULE C, Performance Measurements. Supplier acknowledges that time is of the essence as the Services are essential to Bank of America's business.

4.2 All instruments, such as Orders, acknowledgments, invoices, schedules and the like used in conjunction with this Agreement ("Instruments) shall be for the sole purpose of defining quantities, prices and describing Services or products to be provided hereunder, and to this extent only are incorporated as a part of this Agreement. Any preprinted terms and conditions included in Instruments shall not be incorporated and such Instrument shall be construed to modify, amend, or alter the terms of this Agreement solely for the purpose stated in the preceding sentence. Any Instrument submitted to BATO by Supplier in connection with this Agreement shall reference, as applicable, Order number and/or Agreement number.

4.3   BATO may reproduce all documentation and reports provided by Supplier.

4.4 BATO and Supplier hereby designate the following employee(s) ("Relationship Manager(s)") to act on each respective party's behalf with regard to matters arising pursuant to request for Products and/or Services placed under this Agreement. Either party may change its Relationship Manager by providing the other Party prior written notice.


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      BATO:                            Supplier:
      Bank of America Technology       RoweCom, Inc.
      and Operations, Inc.             Relationship Manager
      Relationship Manager             Attn: Bob Mayhew
      Attn: Angela Chism               725 Concord Avenue
      TX2-501-11-03                    Cambridge, Massachusetts 02138
      400 South Zang Boulevard         Telephone: 617/497-5800
      Dallas, Texas 75218-6601         Facsimile: 617/497-6825
      Telephone: 214/948-2616
      Facsimile: 214/948-2699

4.5 Each Party's Relationship Manager shall have full authority to execute any and all instruments related to the request for Products and/or Services placed hereunder. However, such authority does not include the authority to alter or amend any term, condition, or provision of this Agreement.

4.6 The role of the Relationship Manager(s) shall be to ensure that Bank of America receives the value required as a result of this Agreement. The BATO Relationship Manager interacts with internal Bank of America clients and the Supplier to enforce compliance with contract terms, monitor performance and develop a relationship under which BATO and the Supplier gain improvement.

4.6 The Relationship Manager(s) will serve many roles which include but are not limited to:
      (a)   Understand the terms of the Agreement.
      (b)   Identify clients and stakeholders.
      (c) Communicate Bank of America philosophies to the Supplier and the client.
      (d)   Help the Supplier present themselves to Bank of America.
      (e)   Serve as a liaison between the Supplier and Bank of America.
      (f)   Act as conduit for client, stakeholder and Supplier problems.
      (g)   Establish consistent problem resolution procedures.
      (h) Assist with the development of performance measurement plans and tools to facilitate the performance measurements and data collection.
      (i)   Assist in gathering data.
      (j)   Analyze and communicate performance data.
      (k)   Assist the Supplier with process improvements.
      (l)   Monitor the performance of the Supplier.
      (m)   Notify BATO's Procurement Services of contract violations.
      (n)   Recommend recognition of Supplier when applicable.

4.7 BATO and Supplier shall use measurements throughout the term of this Agreement. Business measures and customer measures are both important in this Agreement. Business measures are measures important to the functioning of the relationship of the two companies and customer measures are those directly related to client expectations. BATO and Supplier agrees that measurements to use throughout the term of this Agreement shall be specified in SCHEDULE C attached hereto and incorporated herein by reference.

5.0   CUSTOMER SERVICE:
5.1 Customer shall, at its sole expense, establish and maintain a customer service support Representatives. Supplier shall provide telephone support for use by BATO, BATO Affiliates,


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      including their respective employees to contact the customer service support Representatives. Supplier agrees to increase the number of telephone lines and/or resources at no additional cost to BATO should BATO determine that additional lines and/or resources are required to provide the Services hereunder.

5.2 Customer service support staffing shall be sufficient to provide Services between the hours of 8:00 A.M. and 5:00 P.M. in each time zone throughout the United States and follow the performance measurements set forth herein.

6.0   PRICING/FEES:
6.1 BATO shall pay Supplier for Services provided under this Agreement as set forth in SCHEDULE B, Service Fees, hereto. Said Service Fees shall be capped at the amount set forth in SCHEDULE B and shall not be increased throughout the term of the Agreement.

6.2 Fees for additional Services not listed on SCHEDULE B shall be as mutually agreed in writing between BATO and Supplier prior to performance.

6.3 Supplier warrants and represents that the prices set forth herein for Services are available to other purchasers in the geographic area in which Bank of America receives the Services, reflect the economies of doing business with Bank of America at the volumes projected or are necessary to meet the pricing levels of Supplier's competitors who may wish to sell to Bank of America.

7.0   INVOICES/TAXES/PAYMENT:
7.1 Supplier shall provide BATO summary invoices, electronic allocation files, as well as, detailed invoice reports for Services provided hereunder with such format and content as the parties agree from time to time. Detail to support summary invoices shall include, at a minimum, Supplier number, cost center, ship to address, quantity, unit price, extended price, freight and sales tax. Reports shall be sorted by Supplier and cost center with sub-totals and grand totals.

7.2 Invoices omitting this Agreement reference number or that are incorrect, incomplete or list Services that were not requested in writing by BATO will not be paid but will be returned to Supplier for correction.

7.3 BATO shall pay Supplier for all Services and applicable taxes invoiced in accordance with the terms of this Agreement, within 30 calendar days of the date of receipt of invoice by BATO.

7.4 Unless otherwise specified, invoices shall include and list all applicable taxes as a separate item. BATO will reimburse Supplier for all sales, use or excise taxes levied on amounts payable by BATO to Supplier pursuant to this Agreement, provided that BATO shall not be responsible for remittance of such taxes to applicable tax authorities. BATO shall not be responsible for any ad valorem, income, franchise, privilege, value added or occupational taxes of Supplier. Supplier shall cooperate with BATO's efforts to identify taxable and nontaxable portions of amounts payable pursuant to this Agreement (including segregation of such portions on Invoices) and to obtain refunds of taxes paid, where appropriate. BATO may furnish Supplier with certificates or other evidence supporting applicable exemptions from sales, use or excise taxation. If BATO pays or reimburses Supplier under this Section, Supplier hereby assigns and transfers to BATO all of its right, title and interest in and to any refund for taxes paid. Any claim for refund of taxes against the assessing authority may be


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      made in the name of BATO or Supplier, or both, at BATO's option. BATO may initiate and manage litigation brought in the name of BATO or Supplier, or both, to obtain amounts paid under this Section. Supplier shall cooperate fully with BATO in pursuing any refund claims, including any related litigation or administrative procedures.

8.0   MUTUAL REPRESENTATIONS AND WARRANTIES:
8.1 Each Party represents and warrants the following: (a) the Party's execution; delivery and performance of this Agreement (i) have been authorized by all necessary corporate action, (ii) do not violate the terms of any law, regulation, or court order to which such Party is subject or the terms of any material agreement to which the Party or any of its assets may be subject and (iii) are not subject to the consent or approval of any third party; (b) this Agreement is the valid and binding obligation of the representing Party, enforceable against such Party in accordance with its terms; and (c) such Party is not subject to any pending or threatened litigation or governmental action which could interfere with such Party's performance of its obligations hereunder.

9.0   REPRESENTATIONS AND WARRANTIES OF SUPPLIER:
9.1 Supplier represents and warrants to BATO as follows: (a) Supplier is in good standing in the state of its incorporation and is qualified to do business as a foreign corporation in each of the other states In which it is providing Services hereunder, and (b) Supplier shall secure or has secured all permits, licenses, regulatory approvals and registrations required to render Services set forth herein, including without limitation, registration with the appropriate taxing authorities for remittance of taxes.

9.2 Supplier shall perform the Services in a timely and professional manner using competent personnel having expertise suitable to their assignments. Supplier warrants that the Services shall conform to or exceed, in all material respects, the specifications described herein, as well as the standards generally observed in the industry for similar services. Services supplied hereunder shall be free of defects in workmanship, design and material.

9.3 THE WARRANTIES CONTAINED IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

10.0  YEAR 2000:
10.1 Supplier warrants that the advent of the year 2000 shall not adversely affect the systems used in supplying the Services ("Systems") including without limitation, ordering, inventory, shipping, delivery, or billing. Supplier warrants that neither performance nor functionality of the Systems is or will be affected by dates prior to, during and after the year 2000. In particular, no date value will cause any interruption in operation; date-based functionality will behave consistently for dates prior to, during and after year 2000; in all interfaces and data storage, the century in any date will be specified either explicitly or by unambiguous algorithms or inferencing rules; and Year 2000 will be recognized as a leap year. At BATO's request, Supplier will provide evidence to demonstrate adequate testing of the Systems to meet the foregoing requirements.

11.0  FINANCIAL RESPONSIBILITY:
11.1 Supplier shall, promptly upon BATO's request, furnish its annual financial statements as prepared by or for Supplier in the ordinary course of its business for the purpose of determining Supplier's ability to perform its duties hereunder. Furthermore, Supplier shall


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      notify BATO immediately in the event there is a material adverse change in the business or financial condition since the last submission of financial statements to BATO.

12.0  FORCE MAJEURE:
12.1 No failure, delay or default in performance of any obligation of a Party to this Agreement shall constitute an event of default or breach of the Agreement to the extent that such failure to perform, delay or default arises out of a cause, existing or future, that is beyond the control and without negligence of such Party including, but not limited to: action or inaction of governmental, civil or military authority; fire; strike; lockout or other labor dispute (but not including delays caused by subcontractors or suppliers); flood; war; riot; theft; earthquake and other natural disaster. The Party affected by such cause shall take action to minimize the consequences of any such cause. A Party desiring to rely upon any of the foregoing as an excuse for failure, default or delay in performance shall give to the other Party prompt notice in writing of the facts which constitute such cause when the cause arises; and, when the cause ceases to exist, shall give prompt notice thereof to the other Party.

12.2 If Supplier postpones or extends any performance date under this Agreement pursuant to this Section for longer than 30 calendar days, BATO, by written notice given during the postponement or extension, may immediately terminate, without liability, Supplier's right to render further performance or any part thereof affected by the force majeure condition.

12.3 Supplier agrees to establish and maintain policies and procedures relevant to contingency plans, recovery plans and proper risk controls to ensure Suppliers continued performance under this Agreement. Said policies and procedures must be in place within 30 calendar days after the Effective Date and shall include, but not be limited to, testing, control functions accountability and corrective actions to be immediately implemented, if necessary. Supplier agrees to provide copies of said policies and procedures to BATO upon request.

13.0  RELATIONSHIP OF THE PARTIES:
13.1 The Parties are independent contractors. Nothing in this Agreement or in the activities contemplated by the Parties hereunder shall be deemed to create an agency, partnership, employment or joint venture relationship between the Parties (or any of their Subcontractors or Representatives).

14.0  SUPPLIER PERSONNEL:
14.1 Supplier's personnel are not eligible to participate in any of the employee benefit or similar programs of Bank of America. Supplier shall inform all of its personnel providing Services pursuant to this Agreement that they will not be considered employees of Bank of America for any purpose, and that Bank of America shall not be liable to any of them as an employer in any amount for any claims or causes of action arising out of or relating to their assignment at or to Bank of America or release therefrom.

14.2 Upon the reasonable request of BATO, Supplier agrees to immediately remove any of Suppliers Representatives or Subcontractors performing Services under this Agreement and replace such Representative or Subcontractor as soon as practicable.

14.3 The engagement of a Subcontractor by Supplier shall be subject to BATO's prior written consent, which shall not be unreasonably withheld, and shall not relieve Supplier of any of its obligations under this Agreement. Supplier shall require all Subcontractors, as a condition to


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      their engagement, to agree to be bound by provisions substantially the same as those included in Sections 14, 15 and 16.

14.4 Supplier shall comply and shall cause its Representatives and Subcontractors to comply with all personnel, facility, safety and security rules and regulations and other instructions of Bank of America, when performing work at a Bank of America facility, and shall conduct its work at Bank of America facilities in such a manner as to avoid endangering the safety, or interfering with the convenience of, Bank of America Representatives or customers. Supplier understands that Bank of America operates under various laws and regulations that are unique to the security-sensitive banking industry. As such, persons engaged by Supplier to provide Services under this Agreement are held to a higher standard of conduct and scrutiny than in other industries or business enterprises. Supplier understands and acknowledges that its Representatives and Subcontractors shall possess appropriate character, disposition and honesty conducive to the environment where Services are provided under this Agreement. Supplier shall, to the extent permitted by law, exercise reasonable and prudent efforts to comply with the security provisions of this Agreement.

14.5 Supplier shall not knowingly permit a Representative and/or Subcontractor to have access to the premises, records or data of Bank of America when such Representative and/or Subcontractor: (a) has been convicted of a crime or has agreed to or entered into a pretrial diversion or similar program in connection with (i) a dishonest act or a breach of trust, as set forth in Section 21 of the Federal Deposit Insurance Act, 14 U.S.C. 1829(a); and/or (ii) a felony; or (b) uses illegal drugs.

14.6 BATO shall notify Supplier of any act of dishonesty or breach of trust committed against Bank of America which may involve a Supplier Representative and/or Subcontractor, and Supplier shall notify BATO if it becomes aware of any such offense. Following such notice, at the request of BATO and to the extent permitted by law, Supplier shall cooperate with investigations conducted by or on behalf of Bank of America.

15.0  INSURANCE:
15.1 Supplier shall at its own expense secure and maintain, and shall require its Subcontractors to secure and maintain, throughout the Term, the following insurance with companies satisfactory and acceptable to BATO and shall furnish to BATO certificates evidencing such insurance prior to commencing work and naming Bank of America as an additional insured on the policies. Said certificates shall contain a provision whereby the policy and/or policies shall not be canceled or altered without at least 30 calendar days prior written notice to BATO. The insurance coverages and limits required to be maintained by Supplier shall be primary to insurance coverage, if any, maintained by Bank of America.

      (A) Worker's Compensation Insurance which shall fully comply with the statutory requirements of all applicable state and federal laws and Employers' Liability Insurance which limit shall be $500,000 per accident for Bodily Injury and $500,000 per employee/aggregate for disease. Supplier and its underwriter shall waive subrogation against BATO.

      (B) Commercial General Liability Insurance with a minimum combined single limit of liability of $1,000,000 per occurrence per location and $2,000,000 aggregate for bodily injury and/or death and/or property damage and/or personal injury. This shall include


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      products/completed operations coverage and shall also include Broad Form
      Contractual coverage specifically for this Agreement.

16.0  CONFIDENTIALITY:
16.1 The term "Confidential Information" shall mean: this Agreement and all proprietary information, data, trade secrets, business information and other information of any kind whatsoever which: (a) a Party ("Discloser") discloses, in writing, orally or visually, to the other Party ("Recipient"), or to which Recipient has access, in connection with the negotiation and performance of this Agreement, and which (b) relates to
      (i) the Discloser, (ii) in the case of Supplier, Bank of America and its customers, or (iii) third-party vendors or licensors who have made confidential or proprietary information available to Bank of America. Supplier acknowledges that Bank of America has a responsibility to its customers to keep their records strictly confidential. Supplier and its Representatives and Subcontractors shall keep strictly confidential any Bank of America customer records that Bank of America discloses or of which Supplier or its Representatives or Subcontractors become aware.

16.2 Each of the Parties, as Recipient, hereby agrees on behalf of itself and its Representatives and Subcontractors, that Confidential Information will not be disclosed or made available to any person for any reason whatsoever, other than on a "need to know basis" and then only to: (a) its Representatives; (b) Subcontractors and other third-parties specifically permitted under this Agreement, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; (c) independent contractors, agents, and consultants hired or engaged by Bank of America, provided that all such persons are subject to a confidentiality agreement which shall be no less restrictive than the provisions of this Section; and (d) as required by law or as otherwise permitted by this Agreement, either during the Term or after the termination of this Agreement. Prior to any disclosure of Confidential Information as required by law, the Recipient shall: (i) notify the Discloser of any, actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure immediately upon becoming so obligated, and (ii) cooperate with the Discloser's reasonable, lawful efforts to resist, limit or delay disclosure. Nothing in this
      Section 16 shall require any notice or other action by Bank of America in connection with request or demands for Confidential Information by bank examiners.

16.3 If any Services furnished by Supplier (or plan, design or specification for producing the same) has been specifically designed, developed or modified by Supplier for Bank of America at its request and expense, then no such Services, plan, design or specification shall be duplicated or furnished to others by Supplier without BATO's prior written consent. Supplier shall return all copies of documentation of such Services including original (or plan, design or specification for producing the same) upon BATO's request or upon termination or expiration of this Agreement.

16.4 Upon the termination or expiration of this Agreement, or at any time upon the request of Bank of America, Supplier shall return all Confidential Information in the possession of Supplier or in the possession of any third party over which Supplier has or may exercise control.

16.5 The obligations of confidentiality in this Section shall not apply to any information which a Party rightfully has in its possession when disclosed to it by the other Party, information which a Party independently develops, information which is or becomes known to the public other


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      than by breach of this Section or information rightfully received by a
      Party from a third party without the obligation of confidentiality.

16.6 All media releases, public announcements and public disclosures by either Party, or their Representatives, relating to this Agreement or the name or logo of Bank of America or Supplier, including, without limitation, promotional or marketing material, but not including any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the releasing Party, shall be coordinated with and approved by the other Party in writing prior to the release thereof.

17.0  INDEMNITY:
17.1 Supplier shall indemnify, defend, and hold harmless Bank of America and its Representatives, successors and permitted assigns from and against any and all claims made or threatened by any third party and all related losses, expenses, damages, costs and liabilities, including reasonable attorneys' fees and expenses incurred in investigation or defense ("Damages"), to the extent such Damages arise out of or relate to the following: (a) any negligent act or omission by Supplier, its Representatives or any Subcontractor engaged by Supplier in the performance of Supplier's obligations under this Agreement; (b) any material breach in a representation, covenant or obligation of Supplier contained in this Agreement or (c) any claims that, in use of any Services, work product or part thereof ("Product") provided to Bank of America under this Agreement or use, reproduction or modification of any Product, Bank of America has violated, misappropriated or infringed the patent, copyright, trade secret, or other proprietary rights of any third party ("Intellectual Property Rights").

17.2 If any Product furnished under this Agreement, becomes, or in BATO's or Supplier's reasonable opinion is likely to become, the subject of any claim, suit, or proceeding arising from or alleging infringement of, or in the event of any adjudication that such Product infringes on, any Intellectual Property Right, Supplier, at its own expense shall take the following actions: (a) secure for Bank of America the right to continue using the Product; or if commercially reasonable efforts are unavailing,
      (b) replace or modify the Product to make it noninfringing; provided, however, that such modification or replacement shall not degrade the utility, operation or performance of the Product.

18.0  LIMITATION OF LIABILITY:
18.1 Neither Party shall be liable to the other for any special, indirect, incidental, consequential, punitive or exemplary damages, including, but not limited to, lost profits, even if such Party has knowledge of the possibility of such damages provided, however, that the limitations set forth in this Section shall not apply to or in any way limit the indemnity obligations under this Agreement.

18.2 If either Party commences legal or arbitral proceedings to enforce the provisions of this Agreement, the prevailing Party, as determined by the court or arbitrators, shall be entitled to recover from the other, reasonable costs incurred in connection with such enforcement, including but not limited to, attorneys' fees, expenses and costs of investigation and litigation/arbitration.

19.0  MINORITY BUSINESS DEVELOPMENT INITIATIVE:
19.1 Supplier recognizes the Bank of America Minority Business Development Initiative supporting Minority and Women-Owned Business Enterprises and is committed to participation of minority


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      and women-owned business enterprises in its construction, procurement and professional services programs.

19.2 Definitions. For purposes of this Agreement, the following are the definitions of "Minority-Owned Business Enterprise" and "Women-Owned Business Enterprise":

      "Minority-Owned Business Enterprise" means a "for profit" enterprise, regardless of size, physically located in the United States or its trust territories, which is at least fifty-one percent (51%) owned, operated and controlled, by one or more member(s) of a "Minority Group" who maintain United States citizenship.

      (American Indians, Eskimos, Aleuts, and native Hawaiians), Asian-Pacific Americans, and other minorities as recognized by the United States Small Business Administration Office of Minority Small Business and Capital Ownership Development.

      "Women-Owned Business Enterprise" is recognized as a "for profit" enterprise, regardless of size, located in the United States or its trust territories, which is at least fifty-one percent (51%) owned, operated and controlled by a female of United States citizenship.

      To qualify as a Minority or Women-Owned Business Enterprise ("M/WBE") under this Agreement, the M/WBE must be certified by an agency acceptable to BATO.

19.3  Participation.

      Supplier represents it is not a Minority or Woman Owned Business Enterprise and agrees to the following:

      Supplier agrees to utilize best efforts to achieve a minimum of fifteen percent (15%) of the total dollar amount of this Agreement to be provided by Minority Owned Business Enterprises. Supplier and BATO's MBD Coordinator shall work diligently to achieve this goal and shall meet on a quarterly basis to discuss opportunities of achieving same.

19.4 Supplier shall provide BATO quarterly, a report which specifies the total amounts invoiced by and paid to Minority and/or Women Owned Business Enterprises for the quarter being reported. The report shall be in the format outlined in the Bank of America Primary Vendor Subcontracting Reporting Procedures packet provided by BATO's MBD Coordinator.

20.0  ENVIRONMENTAL INITIATIVE:
20.1 Supplier acknowledges that BATO encourages each vendor with which it enters into an agreement for the provision of goods or services to use, consistent with the efficient performance of such agreements, recycled paper goods and to implement and adhere to other environmentally beneficial policies and practices.

21.0  RETENTION OF RECORDS:
21.1 Supplier shall maintain at no additional cost to BATO, in a reasonably accessible location, all records pertaining to its charges and costs paid or payable by BATO under this Agreement. Throughout the Term and for two years thereafter, or if longer, the minimum amount of time required by law, such Supplier records referenced above may be inspected, audited and copied by BATO, its Representatives or by federal or state agencies having jurisdiction over


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

      Bank of America, during normal business hours and at such reasonable times as BATO may determine.

22.0  NONASSIGNMENT:
22.1 Neither Party may assign this Agreement or any of the rights hereunder or delegate any of is obligations hereunder, without the prior written consent of the other Party, and any such attempted assignment shall be void, except that BATO or any permitted BATO assignee may assign any of its rights and obligations under this Agreement to any BATO Affiliate, the surviving corporation with or into which BATO or such assignee may merge or consolidate or an entity to which BATO or such assignee transfers all, or substantially all, of its business and assets.

23.0  ARBITRATION:
23.1 Any controversy or claim between or among the parties hereto shall be determined by binding arbitration in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), and the Rules of Practice and Procedure for the Arbitration of Commercial Disputes of Judicial Arbitration and Mediation Services, Inc./Endispute, Inc. ("J.A.M.S./Endispute"). If J.A.M.S./Endispute is unable or legally precluded from administering the arbitration, then the American Arbitration Association ("AAA") will serve.

23.2 Judgment upon any arbitration award may be entered in any court having jurisdiction. Any Party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action in the Governing State set forth herein.

23.3 Upon receipt of demand for arbitration from either BATO or Supplier, J.A.M.S./Endispute or AAA, as applicable, shall use its best efforts to appoint an arbitrator and notify BATO and Supplier of such appointment within 15 calendar days and further to commence arbitration within 90 calendar days. Any BATO or Supplier demand for arbitration shall include detail sufficient to establish the nature of the dispute and shall be delivered to the other Party concurrent with delivery to J.A.M.S./Endispute or AAA.

23.4 Nothing in this Section shall limit the right of either Supplier or BATO to obtain from a court provisional or ancillary remedies such as, but not limited to, injunctive relief, or the appointment of a receiver, before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement.

24.0  NON-EXCLUSIVE NATURE OF AGREEMENT:
24.1 Supplier agrees that it shall not be considered Bank of America's exclusive provider of any goods or services provided hereunder. Bank of America retains the unconditional right to utilize other vendors in the provision of similar services.

25.0  MISCELLANEOUS:
25.1 BATO and Supplier are equal opportunity employers and do not discriminate in employment of persons or awarding of subcontracts because of a persons race, sex, age, religion, national origin, veteran or handicap status. Supplier is aware of and fully informed of Supplier's responsibilities and agrees to the provisions under the following: (a) Executive Order 11256, as amended or superseded in whole or in part, and as contained in Section 212 of said Executive Order as found at 41 C.F.R.ss. 60-1.4(a)(1-7); (b)
      Section 503 of the Rehabilitation


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

      Act of 2173 as contained in 41 C.F.R. ss. 60-741.4; and (c) The Vietnam Era Veterans' Readjustment Assistance Act of 2174 as contained in 41 C.F.R. ss. 60-250.4.

25.2 Section headings are included for convenience or reference only and are not intended to define or limit the scope of any provision of this Agreement and should not be used to construe or interpret this Agreement.

25.3 No delay, failure or waiver of either Party's exercise or partial exercise of any right or remedy under this Agreement shall operate to limit, impair, preclude, cancel, waive or otherwise affect such right or remedy. Any waiver by either Party of any provision of this Agreement shall not imply a subsequent waiver of that or any other provision of this Agreement.

25.4 If any provision of this Agreement is held invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall in no way be affected or impaired thereby.

25.5 No amendments of any provision of this Agreement shall be valid unless made by an instrument in writing signed by both Parties specifically referencing this Agreement.

25.6 This Agreement may be executed by the Parties in one or more counterparts, and each of which when so executed shall be an original but all such counterparts shall constitute one and the same instrument.

25.7 This Agreement shall be governed by the internal laws, and not by the laws regarding conflicts of laws, of the State of North Carolina. Each Party hereby submits to the jurisdiction of the courts of such state, and waives any objection to venue with respect to actions brought in such courts.

25.8 The remedies under this Agreement shall be cumulative and are not exclusive. Election of one remedy shall not preclude pursuit of other remedies. In arbitration a Party may seek any remedy generally available under the governing law. Damages recoverable under this Agreement shall include damages incurred or suffered by BATO and any BATO Affiliate.

25.9 Notwithstanding the general rules of construction, both BATO and Supplier acknowledge that both parties were given an equal opportunity to negotiate the terms and conditions contained in this Agreement, and agree that the identity of the drafter of this Agreement is not relevant to any interpretation of the terms and conditions of this Agreement.

25.10 All material notices or other communications or notices required under this Agreement shall be given to the parties in writing to the applicable addresses set forth on the signature page, or to such other addresses as the Parties may substitute by written notice given in the manner prescribed in this Section as follows: (a) by first class, registered or certified United States mail, return receipt requested and postage prepaid, (b) over-night express courier or (c) by hand delivery to such addresses. Such notices shall be deemed to have been duly given either three calendar days after the date of mailing as described above or one business day after being received during business hours by an express courier.

25.11 Wherever this Agreement requires either Party's approval, consent or satisfaction, the response shall not be unreasonably or arbitrarily withheld or delayed.


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

25.12 This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective successors and assigns. Except as specifically set forth in this Agreement, the parties do not intend the benefits of this Agreement to inure to any third party, and nothing contained herein shall be construed as creating any right, claim or cause of action in favor of any such third party, against either of the parties hereto.

26.0  ENTIRE AGREEMENT:
26.1 This Agreement, the Schedules and the documents incorporated herein, is the final, full and exclusive expression of the agreement of the Parties and supersedes all prior agreements, understandings, writings, proposals, representations and communications, oral or written, of either Party with respect to the subject matter hereof and the transactions contemplated hereby. Other than those remedies specifically disclaimed in this Agreement, all remedies set forth in this Agreement shall be in addition to all other remedies available under this Agreement or at law or in equity.


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